UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2008
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona		85040

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
     On April 18, 2008 and April 28, 2008, the United States District Court for the District of Arizona and the Superior Court of the State of Arizona in and for the County of Maricopa, respectively, preliminarily approved a Stipulation of Settlement entered into by and among (i) the derivative plaintiffs in Alaska Electrical Pension Fund v. John G. Sperling, et al., United States District Court for the District of Arizona, Consolidated Lead Case No. CV-06-2124-PHX-ROS (the “Federal Action”) (and all cases consolidated therewith) and in Larry Barnett v. John Blair, et al., Superior Court of the State of Arizona in and for the County of Maricopa, Case No. CV2006-051558 (the “State Action” and, collectively with the Federal Action, the “Actions”), (ii) certain current and former officers and directors of Apollo Group, Inc. (the “Company”) who are named defendants in one or more of the Actions, and (iii) the Company, the nominal defendant in the Actions. In connection with such approval, the Company is required to file the Summary Notice of Settlement in a Current Report on Form 8-K. The Summary Notice of Settlement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Summary Notice of Settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

May 2, 2008	By:	/s/ Brian L. Swartz

Name: Brian L. Swartz
Title: Senior Vice President of Finance and
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Summary Notice of Settlement.